Exhibit 1.1

[—], 2013

Deutsche Bank Securities Inc.

Morgan Stanley & Co. LLC

UBS Securities LLC

  As Representatives of the several International Underwriters listed in Schedule II hereto

Deutsche Bank Securities Inc.

60 Wall Street, 5th Floor

New York, New York 10005

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

Controladora Vuela Compañía de Aviación, S.A.B. de C.V. (the “Company”), a sociedad anónima bursátil de capital variable organized under the laws of the United Mexican States (“Mexico”), proposes to sell to the International Underwriters named in Schedule II hereto (the “International Underwriters”), for whom you (the “Representatives”) are acting as representatives, an aggregate of [—] Certificados de Participación Ordinarios (“Ordinary Participation Certificates”, or “CPOs”), that have as underlying securities [—] Series A shares of the Company’s common stock, with no par value (the “Common Stock”), and certain shareholders of the Company (the “Selling Shareholders”) named in Schedule I hereto, severally and not jointly, propose to sell to the International Underwriters an aggregate of [—] CPOs, that have as underlying securities [—] shares of Common Stock, each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto, in each case in the form of American Depositary Shares (the “ADSs” and, together with the Common Stock and the CPOs, the “Securities”). Such aggregate of [—] CPOs, in the form of ADSs, are hereinafter referred to as the “Firm Securities” in an offering outside of Mexico. References to ADSs herein shall be deemed to include the corresponding CPOs and Common Stock underlying such ADSs.

The Selling Shareholders also propose to sell to the International Underwriters not more than an additional [—] CPOs, in the form of ADSs (the “Additional Securities”), if and to the extent that you, as the Representatives, shall have determined to exercise, on behalf of the International Underwriters, the right to purchase such Additional Securities granted to the International Underwriters in Section 3 hereof.

The Firm Securities and the Additional Securities are herein collectively referred to as the “Offered Securities”.

The ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement, each dated as of the Closing Date (defined herein) (the “Deposit Agreement”), among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders and beneficial holders from time to time of the ADRs. Each ADS will represent ten CPOs.

The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The CPOs will be issued by Nacional Financiera, Sociedad Nacional de Crédito, Institución de Banca de Desarrollo, Direccion Fiduciaria (“Nafin”), as trustee (the “CPO Trustee”) under a Trust Agreement, dated as of [—] (the “CPO Trust Agreement”), entered into between the Company and the CPO Trustee, pursuant to a deed (acta de emisión) dated as of [—] (the “CPO Deed”), granted by Nafin, as trustee, and acknowledged by Banco Invex, S.A., Institucion de Banca Multiple, Invex Grupo Financiero, as common representative of the holders of CPOs (the “Common Representative”), and the Mexican National Banking and Securities Commission (the “Comisión Nacional Bancaria y de Valores” or the “CNBV”). Each CPO will represent a financial interest in one share of Common Stock. Whenever computations are contemplated herein that involve the numbers of ADSs, CPOs or shares of Common Stock, they shall be made on a consistent basis, by first converting the number of ADSs into the number of CPOs underlying such ADSs and then converting such CPOs into the number of shares of Common Stock underlying such CPOs.

It is understood that the Company and the Selling Shareholders are concurrently entering into a Mexican law-governed underwriting agreement (contrato de colocacion) dated the date hereof (the “Mexican Underwriting Agreement”, and, together with this Agreement, the “Underwriting Agreements”) with Morgan Stanley Mexico, Casa de Bolsa, S.A. de C.V., Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander México, Deutsche Securities, S.A. de C.V., Casa de Bolsa, UBS Casa de Bolsa, S.A. de C.V., UBS Grupo Financiero, and Evercore Casa de Bolsa, S.A. de C.V. (the “Mexican Underwriters”), providing for the concurrent offer and sale of [—] shares of Common Stock of the Company (the “Mexican Firm Securities”), and, if the over-allotment option granted to the Mexican Underwriters is exercised in connection therewith, such an offer and sale of not more than an additional [—] shares of Common Stock (the “Mexican Additional Securities” and, together with the Mexican Firm Securities, the “Mexican Securities”).

The Mexican Underwriters have entered into an intersyndicate agreement (the “Intersyndicate Agreement”) with the International Underwriters. Such agreement provides, among other things, that the Mexican Underwriters will offer and sell the Mexican Securities in Mexico and the International Underwriters and the Mexican Underwriters may purchase and sell among each other such number of ADSs and shares of Common Stock, and stabilize and exercise the over-allotment option in a coordinated manner and as required under applicable law.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the CPOs offered in the form of ADSs and a registration statement relating to the American Depositary Shares corresponding to the CPOs. The registration statement relating to the CPOs offered in the form of ADSs as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of the ADSs (or in the form first made available to the International Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus”. The registration statement relating to the ADSs, as amended at the time it becomes effective, is hereinafter referred to as the “ADR Registration Statement.” If the Company has filed abbreviated registration statements to register additional CPOs and additional ADSs pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statements”), then any reference herein to the term “Registration Statement” and the “ADR Registration Statement” shall be deemed to include the corresponding Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto and the information orally conveyed to investors, which information is identified in Schedule III hereto. The term “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. “Time of Sale” means [    ]:00 [a.m./p.m.] New York City time, on [            ], 2013.

1.	Representations and Warranties of the Company.

The Company represents and warrants to and agrees with each of the International Underwriters, as of the date hereof, the Time of Sale and the Closing Date(as defined in Section 5), that:

(a) The Registration Statement and the ADR Registration Statement have each become effective; no stop orders suspending the effectiveness of the Registration Statement or the ADR Registration Statement are in effect, and no proceedings for such purpose are pending before or, to the best knowledge of the Company, threatened by the Commission.

(b) (i) Each of the Registration Statement and the ADR Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, the ADR Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the Time of Sale and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a sociedad anónima búrsatil de capital variable under the laws of Mexico, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and, to the extent applicable, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the properties, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation and, if applicable, in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Time of Sale Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company and the terms of the CPOs and ADSs conform as to legal matters in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock (including shares of Common Stock underlying CPOs) have been duly authorized and are validly issued, and are fully paid and non-assessable, other than the shares of Common Stock underlying CPOs to be offered for subscription and payment by the Company, which will be fully paid and non-assessable when issued and delivered in accordance with the terms of this Agreement and paid for by the International Underwriters; and the Common Stock (and the shares of Common Stock underlying the CPOs) are not subject to any preemptive or similar rights, that have not been duly waived.

(i) Upon the due issuance by the Depositary of ADRs against the deposit of the CPOs in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

(j) The CPO Trust Agreement has been duly authorized and executed, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company pursuant to its terms, subject to bankruptcy, insolvency, concurso mercantil and similar laws affecting rights of creditors generally. The CPO Deed has been granted by Nafin, and acknowledged by the Common Representative and the CNBV. The CPO Deed has been filed for registration with the Public Registry of Commerce of the Federal District in Mexico city (the “Public Registry”). The CPOs will be deposited and held in the book-entry system of S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”), and the persons that directly or indirectly hold the CPOs, will be entitled to the rights specified in the CPO Trust Agreement and the CPO Deed; and the CPO Trust Agreement and the CPO Deed conform in all material respects to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus. The Company has filed for and obtained the approval of the Ministry of Economy (Secretaria de Economía) for the CPOs to constitute a “neutral investment” (inversión neutral) for purposes of the Mexican foreign investment laws, and such approval is in full force and effect.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Deposit Agreement and the CPO Trust Agreement will not contravene any provision of (i) applicable law (ii) the estatutos sociales of the Company (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in each case described in clauses (i), (iii) and (iv) above for such contraventions as would not, individually or in the aggregate, result in a Material Adverse Effect or affect the power or ability of the Company to perform its obligations under this Agreement or the Deposit Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Deposit Agreement, the CPO Trust Agreement and the Mexican Underwriting Agreement, except (i) registration of the ADSs under the Securities Act, such as have been obtained and made or will have been obtained and made on or prior to the Closing Date, (ii) the approval of the public offering of the Mexican Securities in Mexico, which has been obtained from the CNBV, (iii) the registration of the Common Stock with the Mexican National Registry of Securities maintained by the CNBV, which has been obtained, (iv) the listing for trading of the Common Stock with the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.), which has been obtained, (v) approval of the issuance of the CPOs by the Ministry of the Economy, which has been obtained, (vi) approval of listing on the New York Stock Exchange, which is subject only to official notice of issuance, (vii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs, (viii) the approval of the Financial Institutions Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements in connection with the purchase and distribution of the ADSs by the International Underwriters or (ix) the absence of which would not have a Material Adverse Effect or have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or the Deposit Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus.

(l) On or prior to the Closing Date, the Company will have validly transferred to the CPO Trustee the shares of Common Stock underlying the CPOs, and upon such transfer to the CPO Trustee all right, title and interest in such shares of Common Stock, subject to the terms of the CPO Trust Agreement and CPO Deed, will have been transferred to the CPO Trustee, free and clear of all liens, encumbrances, equities or claims; upon the deposit of the CPOs underlying the ADSs with the Depositary pursuant to the Deposit Agreement against issuance of the ADRs representing such ADSs, all right, title and interest in such CPOs, subject to the Deposit Agreement, will be transferred to the Depositary or its nominee, as the case may be, free and clear of all liens, encumbrances, equities or claims; and upon the sale and delivery of the ADSs to the International Underwriters, and payment therefor pursuant to this Agreement, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will be transferred to the International Underwriters.

(m) There has not occurred any Material Adverse Effect on the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(n) There are no legal or governmental proceedings pending or, to the best knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or on the power or ability of the Company to perform its obligations under this Agreement, the Deposit Agreement and the CPO Trust Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts, concessions or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(o) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(p) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(q) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and municipal laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, atmosphere emissions and external noise generation (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(s) Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the ADSs registered pursuant to the Registration Statement.

(t) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(u) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(v) (i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(w) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(x) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Time of Sale Prospectus, (ii) as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, or (iii) as would not, individually or in the aggregate, have a Material Adverse Effect. Any real property, buildings, aircraft and aircraft engines held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, subject to the effects of bankruptcy, reorganization, concurso mercantil, insolvency, fraudulent conveyance, moratorium or other laws affecting creditors’ rights generally from time to time in effect and general principles of equity (whether considered in a proceeding in equity or at law), with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except (i) as described in the Time of Sale Prospectus or (ii) as would not have a Material Adverse Effect.

(y) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own or possess or have the right to use would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(z) No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent, except, in each case, as would not have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.

(aa) The Company and each of its subsidiaries, and their respective properties, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(bb) The Company and its subsidiaries possess all concessions, certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations and permits, individually and in the aggregate, would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such concession, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(cc) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(dd) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of capital stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ee) Neither the Company nor any of its subsidiaries is (i) in violation of its by-laws (estatutos sociales) in effect, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any obligation, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease agreement, concession or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation applicable to the Company of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its properties, as applicable, other than, in the cases of clauses (ii) and (iii), such violations and defaults that would not, singly or in the aggregate, have a Material Adverse Effect.

(ff) The financial statements of the Company and its consolidated subsidiaries, and the related schedules and notes thereto, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus were prepared in accordance with International Financial

Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”), consistently applied and present fairly in all material respects the financial position of the Company and its subsidiaries, on a consolidated basis, at the relevant dates and the results of operations and changes in financial position of each of the Company and its subsidiaries, on a consolidated basis, for the periods in respect of which they have been prepared. The selected financial information and the summary financial information included in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been derived from the financial statements and accounting records of the Company and present fairly in all material respects the information shown therein.

(gg) Mancera, S.C. a member practice of Ernst & Young Global, who has audited the financial statements included in the Registration Statement and who will deliver the letters referred to in Section 6, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(hh) The Company and each of its subsidiaries have filed all applicable federal, state and local income, franchise or similar tax, excise, withholding, documentary or stamp tax (each a “Tax” and collectively “Taxes”) returns as well as Tax returns required by any other jurisdictions required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all Taxes required to be paid (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no Tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any Tax deficiency which could be determined adversely to the Company or its subsidiaries and which could have) a Material Adverse Effect.

(ii) No stamp, issue, registration, documentary, capital gains, income, withholding or other taxes or duties, including interest and penalties, are payable in Mexico or in the United States or any political subdivision or taxing authority thereof on or in connection with (i) the execution and delivery of this Agreement, the Deposit Agreement, the CPO Trust Agreement and the CPO Deed; (ii) the issuance of the Common Stock by the Company, (iii) the issuance of the CPOs and the ADSs under the CPO Deed and the Deposit Agreement, respectively, or (iv) the sale of the ADSs to the International Underwriters in the manner contemplated herein; or (v) the resale and delivery of the ADSs by the International Underwriters in the manner contemplated in the Time of Sale Prospectus, provided, in each case, the International Underwriters are not deemed to have a permanent establishment in Mexico for tax purposes, are not residents of Mexico for tax purposes or are not otherwise subject to taxation in Mexico.

(jj) To ensure the legality, validity, enforceability or admissibility into evidence in a legal proceeding in Mexico of this Agreement and the Deposit Agreement in Mexico, it is not necessary that this Agreement and the Deposit Agreement be filed or recorded with any court or other authority in Mexico or that any registration tax, stamp duty or similar tax be paid in Mexico on or in respect of any of this Agreement and the Deposit Agreement other than court costs, including (without limitation) filing fees and deposits to guarantee judgment required by a

Mexican court of law, and except that in the event that any legal proceedings are brought to the courts of Mexico, a Spanish translation of this Agreement and the Deposit Agreement, as applicable, and any other documents required in such proceedings that are not in the Spanish language, prepared by a court-approved translator, would have to be approved by the Mexican court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents.

(kk) Except for the appointment of the International Underwriters and the Mexican Underwriters, who may engage in stabilization activities and as to whose actions the Company makes no representation, neither the Company nor any of its subsidiaries has taken, or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ll) Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, no material indebtedness (actual or contingent) and no material contract or material arrangement is outstanding between the Company or any of its subsidiaries on the one hand and any director or executive officer, including his/her spouse, infant children and any company or undertaking in which he/she holds a controlling interest, of the Company or any such subsidiary on the other hand. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other Affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, Time of Sale Prospectus and the Prospectus.

(mm) The Company has the power to submit, and pursuant to Section 13 of this Agreement and Section [7.06] of the Deposit Agreement, has legally, validly, effectively and irrevocably, submitted, to the jurisdiction of any federal or state court in the State of New York, County of New York, and has the power to designate, appoint and empower, and pursuant to Section 13 of this Agreement and Section [7.06] of the Deposit Agreement and to appointment and acceptance letters and to a notarized irrevocable power-of-attorney granted under Mexican law, has legally and validly designated, appointed and empowered an agent for service of process in any suit or proceeding based on or arising under this Agreement or the Deposit Agreement in any federal or state court in the State of New York.

(nn) No exchange control authorization or any other authorization, approval, consent or license of any governmental authority or agency in Mexico is required for the payment of any dividends or other distributions by the Company of any amounts in United States dollars and except as described in the Time of Sale Prospectus and the Prospectus, all such payments made to holders of Securities who are non-residents of Mexico and who do not hold the Securities through a permanent establishment in Mexico for tax purposes, will not be subject to income, withholding or other similar taxes under laws and regulations of Mexico and will otherwise be free and clear of any other tax, duty, withholding or deduction in Mexico.

(oo) [Except as described in the Time of Sale Prospectus], no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, nor due to any judgment, order or decree of any government authority, agency or court having jurisdiction over such subsidiary, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company in accordance with the terms of any such loan or advance, or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(pp) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market related data included in the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable in all material respects.

(qq) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) contained in the Registration Statement, the Prospectus or the Time of Sale Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed in other than good faith.

(rr) The Company has no reason to believe that the indemnification and contribution provisions set forth in Section 10 contravene Mexican law or public policy.

(ss) The Company, its subsidiaries and their obligations under this Agreement or the Deposit Agreement are subject to civil and commercial law and to suit, and neither the Company nor any of its subsidiaries nor any of their respective properties or assets has any right of immunity, on any grounds, from any action, suit or proceeding, from the giving of any relief in any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Mexican or U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter arising out of or relating to this Agreement or the Deposit Agreement.

(tt) Neither the Company nor any of its subsidiaries was a “passive foreign investment company” (a “PFIC”) as defined in Section 1297 of the U.S. Internal Revenue Code, as amended, and the Treasury Regulations promulgated thereunder for the taxable year ended December 31, 2012, and neither the Company nor any of its subsidiaries expects to become a PFIC in the taxable year ending December 31, 2013.

(uu) The Company is not a “foreign personal holding company” within the meaning of the United States Internal Revenue Code of 1986, as amended.

(vv) The Deposit Agreement has been duly authorized by the Company and when executed and delivered by the Company, will be a valid and binding agreement of the Company, except as may be limited by bankruptcy, insolvency, reorganization, concurso mercantil, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ww) The ADRs, when issued by the Depositary against the deposit of the Securities in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized and validly issued and the persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

(xx) The Deposit Agreement, the ADSs, the CPOs and the Common Stock conform in all material respects as to legal matters to the description thereof contained in the Prospectus.

(yy) The ADSs, when issued, will be freely transferable to or for the account of the several International Underwriters and (to the extent described in the Time of Sale Prospectus) the initial purchasers thereof; except as described in the Time of Sale Prospectus, and there are no restrictions on subsequent transfers of the ADSs under the laws of Mexico or the United States.

(zz) The CPO Trust is not, and after giving effect to the offering and sale of the CPOs, as described in the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

2.	Representations and Warranties of the Selling Shareholders.

Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the International Underwriters as of the date hereof, the Time of Sale and the Closing Date, that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder except, in the case of clauses (i), (iii) and (iv), where such contravention would not impair in any material respects such Selling Shareholder’s ability to fulfill its obligations under this Agreement. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except (i) registration of the ADSs under the Securities Act, such as have been obtained and made or will have been obtained and made on or prior to the Closing Date, (ii) the approval of the public offering of the Mexican Securities in Mexico, which has been obtained from the CNBV, (iii) the registration of the Common Stock with the Mexican National Registry of Securities maintained by the CNBV, which has been obtained, (iv) the listing for trading of the Common Stock with the Mexican Stock Exchange, which has been obtained, (v) approval of the Ministry of Economy (Secretaria de Economía) for the CPOs to constitute a “neutral investment” (inversión neutral) for purposes of the Mexican foreign investment laws, which has been obtained, (vi) approval of listing on the New York Stock Exchange, which is subject only to official notice of issuance, (vii) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the CPOs in the form of ADSs, (viii) the approval of FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the CPOs in the form of ADSs by the underwriters or (ix) the absence of which would not impair in any material respects such Selling Shareholder’s ability to fulfill its obligations under this Agreement.

(c) The shares of Common Stock underlying the CPOs to be sold by such Selling Shareholder are and on the Closing Date will be free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and such Selling Shareholder has all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the shares of Common Stock underlying the CPOs to be sold by such Selling Shareholder.

(d) Subject to the assumptions set forth below, upon payment for the CPOs to be sold by such Selling Shareholder pursuant to this Agreement, delivery of ADSs representing such CPOs, as directed by the International Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such ADSs in the name of Cede or such other nominee and the crediting of such ADSs on the books of DTC to securities accounts of the International Underwriters (assuming that neither DTC nor any such International Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”) to such ADSs)), (A) under Section 8-501 of the UCC, the International Underwriters will acquire a valid security entitlement in respect of such ADSs and (B) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such ADSs may be asserted against the International Underwriters with respect to such security entitlement; provided that for the purposes of the foregoing, such Selling Shareholder has assumed, with the agreement of the International Underwriters, that when such payment, delivery and crediting occur, (x) such ADSs will have been registered in the name of Cede or another nominee designated by DTC, in each case on the registry of the depositary for the ADSs in accordance with the terms of the deposit agreement between the Company and such depositary, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several International Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) Except for the appointment of the International Underwriters and the Mexican Underwriters, who may engage in stabilization activities and as to whose actions such Selling Shareholder makes no representation, such Selling Shareholder has not taken, or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(f) Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a Material Adverse Effect. Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its CPOs in the form of ADSs pursuant to this Agreement.

(g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (ii) the Time of Sale Prospectus does not, and at the Time of Sale and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(g) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use therein. The preceding sentences in this paragraph (g) apply only to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information consists of information with respect to such Selling Stockholder that appear in the table and corresponding footnotes thereto under the caption “Principal and Selling Shareholders” in the Time of Sale Prospectus and the Prospectus (the “Selling Stockholder Information”).

3.	Agreements to Sell and Purchase.

Each Seller, severally and not jointly, hereby agrees to sell to the International Underwriters, and each International Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $         per ADS (the “Purchase Price”) the number of Firm Securities (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Securities to be sold by such Seller as the number of Firm Securities set forth in Schedule II hereto opposite the name of such International Underwriter bears to the total number of Firm Securities. All of the Firm Securities to be purchased by the International Underwriters will be delivered in the form of ADSs. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder, severally and not jointly, agrees to sell to the International Underwriters the Additional Securities, and the International Underwriters shall have the right to purchase, severally and not jointly, up to [—] Additional Securities at the Purchase Price. You may exercise this right on behalf of the International Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Securities to be purchased by the International Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least three business days after the written notice is given and may not be earlier than the closing date for the Firm Securities nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. On each day, if any, that Additional Securities are to be purchased (an “Option Closing Date”), each International Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Securities to be purchased on such Option Closing Date as the number of Firm Securities set forth in Schedule II hereto opposite the name of such International Underwriter bears to the total number of Firm Securities. All of the Additional Securities that the International Underwriters may elect to purchase will be delivered in the form of ADSs.

4.	Terms of Public Offering.

The Sellers are advised by you that the International Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the ADSs are to be offered to the public initially at $         per ADS (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $         per ADS under the Public Offering Price, and that any International Underwriter may allow, and such dealers may reallow, a concession, not in excess of $         per ADS, to any International Underwriter or to certain other dealers.

5.	Payment and Delivery.

Payment for the Firm Securities to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the International Underwriters at 10:00 a.m., New York City time, on [—], 2013 or at such other time on the same or such other date, not later than [—], 2013 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Securities shall be made to each Seller in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the International Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [—], 2013 as shall be designated in writing by you.

The ADSs representing the Firm Securities and Additional Securities shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The ADRs corresponding to the ADSs representing the Firm Securities and Additional Securities shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the International Underwriters, with any transfer taxes payable in connection with the transfer of the CPOs in the form of ADSs to the International Underwriters duly paid, against payment of the Purchase Price therefor.

6.	Conditions to the International Underwriters’ Obligations.

The obligations of the Sellers to sell the CPOs in the form of ADSs to the International Underwriters and the several obligations of the International Underwriters to purchase and pay for the CPOs in the form of ADSs on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [3:00] pm (New York City time) on the date hereof.

The several obligations of the International Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The International Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(c) The International Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each Selling Shareholder, to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Shareholder has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) The International Underwriters shall have received on the Closing Date an opinion of Jaime Pous, General Counsel for the Company, dated the Closing Date in form and substance satisfactory to counsel for the International Underwriters. Such opinion shall be rendered to the International Underwriters at the request of the Company and shall so state therein.

(e) The International Underwriters shall have received on the Closing Date an opinion, including a customary negative assurance letter, of Shearman & Sterling LLP, outside U.S. counsel for the Company and the Selling Shareholders, dated the Closing Date in form and substance satisfactory to counsel for the International Underwriters. Such opinion shall be rendered to the International Underwriters at the request of the Company and shall so state therein.

(f) The International Underwriters shall have received on the Closing Date an opinion, including a customary negative assurance letter, of Ritch Mueller, S.C., special Mexican counsel for the Company and the Selling Shareholders, dated the Closing Date in form and substance satisfactory to counsel for the International Underwriters. Such opinion shall be rendered to the International Underwriters at the request of the Company and shall so state therein.

(i) The International Underwriters shall have received on the Closing Date an opinion, including a customary negative assurance letter, of Paul Hastings LLP, U.S. counsel for the International Underwriters, dated the Closing Date, with respect to such matters as the International Underwriters may reasonably request.

(j) The International Underwriters shall have received on the Closing Date an opinion, including a customary negative assurance letter, of Raz Guzman Abogados, S.C., Mexican counsel for the International Underwriters, dated the Closing Date, with respect to such matters as the International Underwriters may reasonably request.

(k) The International Underwriters shall have received on the Closing Date an opinion of [    ], [    ] counsel for [Selling Shareholder], dated the Closing Date, with respect to such matters as the International Underwriters may reasonably request.

(l) The International Underwriters shall have received on the Closing Date an opinion of Emmet, Marvin & Martin, LLP, U.S. counsel for the Depositary, dated the Closing Date in form and substance satisfactory to counsel for the International Underwriters.

(m) The International Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the International Underwriters, from Mancera, S.C., a member practice of Ernst & Young Global, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to International Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(n) The closing of the purchase of the Mexican Firm Securities to be issued and sold by the Company pursuant to the Mexican Underwriting Agreement shall occur concurrently with the closing of the purchase of the Firm Securities described herein.

(o) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers, directors and shareholders listed on Schedule IV, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(p) The ADSs shall have been approved for listing on New York Stock Exchange, subject only to official notice of issuance.

(q) (i) The CNBV shall have (1) approved the offering of the Common Stock publicly in Mexico and the registration of the Common Stock in the National Securities Registry and (2) acknowledged the execution of the CPO Deed, (ii) the Mexican Stock Exchange shall have approved the listing, for trading, of the Common Stock in Mexico, and (iii) the Ministry of Economy shall have approved the CPOs to constitute a “neutral investment” (inversión neutral) for purposes of the Mexican foreign investment laws, all of which approvals shall be in full force and effect.

(r) The Company shall have appointed, pursuant to a duly notarized, irrevocable power-of-attorney granted under Mexican law, CSC as its process agent and CSC shall have accepted such appointment.

The several obligations of the International Underwriters to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents, opinions (including negative assurance letters) and auditor “comfort letter” as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the issuance of such Additional Securities.

7.	Covenants of the Company.

The Company covenants with each International Underwriter as follows:

(a) To furnish to you, without charge, two signed copies of each of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and for delivery to each other International Underwriter a conformed copy of each of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement or the ADR Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the ADR Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an International Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the International Underwriter that the International Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the ADSs at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the ADSs as in the opinion of counsel for the International Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an International Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the International Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the International Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the International Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that nothing contained in this Section 7(g) shall require the Company to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or to subject itself to taxation in any jurisdiction in which it is otherwise not so subject other than suits and taxes arising out of the offering.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) To take any action necessary to ensure that neither the Company nor the CPO Trustee, acting to satisfy the purposes of the CPO Trust is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

8.	Expenses.

Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s U.S. counsel, the Company’s Mexican counsel, the Company’s accountants and counsel for the Selling Shareholders, in connection with the filing of the registration statement and delivery of the ADSs under the Securities Act and all registration and other fees or expenses in connection with the preparation and filing of the Registration Statement, the ADR Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the International Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the ADSs to the International Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the ADSs under state securities laws and all expenses in connection with the qualification of the ADSs for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the International Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the ADSs on the New York Stock Exchange, listing the Common Stock on the Mexican Stock Exchange and registering the Common Stock with the Mexican National Securities Registry maintained by the CNBV, (v) the cost of printing certificates representing the ADSs, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the ADSs, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show,

(viii) the document production charges and expenses associated with printing this Agreement, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution”, and the last paragraph of Section 12 below, the International Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the ADSs by them and any advertising expenses connected with any offers they may make, provided, however, that the Company agrees to reimburse the International Underwriters for any and all of their expenses up to US$600,000.

The foregoing costs and expenses will be paid by the Company to the International Underwriters promptly upon receipt by the Company of an invoice(s) from the International Underwriters setting forth in reasonable detail the items requiring reimbursement or payment.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

9.	Covenants of the International Underwriters.

Each International Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such International Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the International Underwriter.

10.	Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each International Underwriter, its directors, officers, employees and selling agents and each person, if any, who controls any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any International Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADR Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act not constituting an issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use therein.

(b) Each Selling Shareholders, severally and not jointly, agrees to indemnify and hold harmless each International Underwriter, its directors, officers, employees and selling agents and each person, if any, who controls any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any International Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADR Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act not constituting an issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use therein, provided, however, that each Selling Shareholder shall be subject to such liability only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon the applicable Selling Shareholder Information; and provided, further, that the liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Offered Securities sold by such Selling Shareholder under this Agreement.

(c) Each International Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the ADR Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such International Underwriter furnished to the Company in writing by such International Underwriter through you expressly for use in the Registration Statement, the ADR Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all International Underwriters and all persons, if any, who control any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any International Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the International Underwriters and such control persons and affiliates of any International Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the International Underwriters on the other hand in connection with the offering of the ADSs shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the International Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the ADSs. The relative fault of the Sellers on the one hand and the International Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the International Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The International Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

(f) The Sellers and the International Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the International Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no International Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any International Underwriter, any person controlling any International Underwriter or any affiliate of any International Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the ADSs.

11.	Termination.

The International Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market or the Mexican Stock Exchange, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Mexico shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Mexican authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the ADSs on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.	Effectiveness; Defaulting International Underwriters.

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the International Underwriters shall fail or refuse to purchase the ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other International Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Securities set forth opposite the names of all such non-defaulting International Underwriters, or in such other proportions as you may specify, to purchase the ADSs which such defaulting International Underwriter or International Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any International Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of

ADSs without the written consent of such International Underwriter. If, on the Closing Date, any International Underwriter or International Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting International Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any International Underwriter or International Underwriters shall fail or refuse to purchase Additional Securities and the aggregate number of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Securities to be purchased on such Option Closing Date, the non-defaulting International Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Securities that such non-defaulting International Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

If this Agreement shall be terminated by the International Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, other than by reason of a default by the International Underwriters under this Agreement, the Sellers will reimburse the International Underwriters or such International Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such International Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.	Submission to Jurisdiction; Appointment of Agent for Service.

Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Deposit Agreement or the offering of the ADSs. Such parties irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court, any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and any right to which any of them may be entitled, on account of place of residence or domicile. To the extent that the Sellers have or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Sellers irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

The Sellers hereby irrevocably appoint CSC Corporation Service Company, at 1180 Avenue of the Americas, Second Floor, New York, New York 10036-272, as their authorized agent (“Authorized Agent”) for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Sellers waive, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Sellers represent and warrant that such Authorized Agent has agreed to act as the Sellers’ agent for service of process for the Sellers, and the Sellers agree to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

14.	Judgment Currency.

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the International Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of each Seller with respect to any sum due from it to the International Underwriters or any person controlling the International Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the International Underwriters or controlling person of any sum in such other currency, and only to the extent that the International Underwriters or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the International Underwriters or controlling person hereunder, the Sellers agree as a separate joint and several obligation and notwithstanding any such judgment, to indemnify the International Underwriters or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to the International Underwriters or controlling person hereunder, the International Underwriters or controlling person agree to pay to the Sellers an amount equal to the excess of the dollars so purchased over the sum originally due to the International Underwriters or controlling person hereunder.

15.	No Additional Fees.

All payments to be made by the Sellers under this Agreement shall be paid in United States dollars and free and clear of and without deduction or withholding for or on account of, any present or future Taxes, or other levies, imposts, duties, fees, assessments or other charges or whatever nature, imposed by Mexico or by any department, agency or other political subdivision or taxing authority thereof or therein (the “Taxing Jurisdiction”), and all interest, penalties or similar liabilities with respect thereto (collectively, “Withholding Taxes”), except to the extent required by law and except if any International Underwriter shall be required to pay any taxes in Mexico as a result of it being deemed as having a permanent establishment in Mexico for tax purposes, being a resident of Mexico or otherwise being subject to taxation in Mexico. Except as set forth in the immediately preceding sentence, if any Withholding Taxes are required by law to be deducted or withheld in connection with such payments, the Sellers will increase the amount paid so that the full amount of such payment is received by the International Underwriters. In addition, the Sellers, jointly and severally, agree to indemnify and hold harmless each International Underwriter, each person, if any, who controls any International Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any International Underwriter within the meaning of Rule 405 under the Securities Act, for any Taxes or Withholding Taxes imposed by any jurisdiction other than the United States or any political subdivision thereof, attributable to the transactions contemplated by this Agreement, the Deposit Agreement, the CPO Trust Agreement and the CPO Deed.

16.	Entire Agreement.

(a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the ADSs, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the International Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the ADSs.

(b) The Company acknowledges that in connection with the offering of the ADSs: (i) the International Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the International Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the International Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the International Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the ADSs.

17.	Counterparts.

This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18.	Applicable Law.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

19.	Headings.

The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

20.	Notices.

All communications hereunder shall be in writing and effective only upon receipt and if to the International Underwriters shall be delivered, mailed or sent to the Representatives, in care of

Deutsche Bank Securities Inc. at 60 Wall Street, 5th Floor, New York, New York 10005, Attention: [—], Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and UBS Securities LLC at 299 Park Avenue, New York, New York 10171, Attention: [—]; if to the Company shall be delivered, mailed or sent to [address] and if to the Selling Shareholders shall be delivered, mailed or sent to [address].

Very truly yours,

CONTROLADORA VUELA COMPAÑÍA DE AVIACIÓN, S.A.B. DE C.V.

By:
Name:
Title:

The Selling Shareholders named in Schedule I hereto, acting severally and not jointly

By:
[Attorney-in-Fact] [TBD]

(Underwriting Agreement Signature Page)

Accepted as of the date hereof

Deutsche Bank Securities Inc.
Morgan Stanley & Co. LLC
UBS Securities LLC

Acting severally on behalf of themselves and the International Underwriters named in Schedule II hereto

By:	Deutsche Bank Securities Inc.

By:
Name:
Title:

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	UBS Securities LLC

By:
Name:
Title:

By:
Name:
Title:

(Underwriting Agreement Signature Page)

Exhibit 1.1

SCHEDULE I

Selling Shareholder	Number of Firm Securities To Be Sold

Discovery Air Investments, L.P.

HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, División Fiduciaria, Fideicomiso Irrevocable de Emisión de Certificados Bursátiles F/262374

Blue Sky Investments, S.à r.l.

Emilio Diez Barroso Azcárraga

Ignacio Guerra Pellegaud

Pedro Carlos Aspe Armella

Alfredo Castellanos Heuer

María Eugenia Braña Escalera

Sergio Sánchez García

Carlos Fernández González

Indigo Mexico Coöperatief U.A.

Long Bar LatAm LLC

Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, Fiduciario, Fideicomiso de Administración y Custodia denominado como “DAIIMX/VOLARIS” e identificado bajo el número F/1405

HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, División Fiduciaria, Fideicomiso Irrevocable de Administración número F/307750

Total:

I-1

Exhibit 1.1

SCHEDULE II

International Underwriter	Number of Firm Securities To Be Purchased

Deutsche Bank Securities Inc.

Morgan Stanley & Co. LLC

UBS Securities LLC

Barclays Capital Inc.

Cowen and Company, LLC

Evercore Group L.L.C.

Santander Investment Securities Inc.

Total:

II-1

Exhibit 1.1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [—], 2013

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[orally communicated pricing information]

III-1

Exhibit 1.1

SCHEDULE IV

Parties Subject to Lock-up

Controladora Vuela Compañía de Aviación, S.A.B. de C.V.

Discovery Air Investments, L.P.

HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, División Fiduciaria, Fideicomiso Irrevocable de Emisión de Certificados Bursátiles F/262374

Blue Sky Investments, S.à r.l.

Emilio Diez Barroso Azcárraga

Ignacio Guerra Pellegaud

Pedro Carlos Aspe Armella

Alfredo Castellanos Heuer

María Eugenia Braña Escalera

Sergio Sánchez García

Carlos Fernández González

Indigo Mexico Coöperatief U.A.

Long Bar LatAm LLC

Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, Fiduciario, Fideicomiso de Administración y Custodia denominado como “DAIIMX/VOLARIS” e identificado bajo el número F/1405

HSBC México, S.A., Institución de Banca Múltiple, Grupo Financiero HSBC, División Fiduciaria, Fideicomiso Irrevocable de Administración número F/307750

Enrique Beltranena

Fernando Suárez

Jaime Pous

Holger Blankenstein

IV-1

Exhibit 1.1

James Nides

Carlos Alberto González

Jimmy Zadigue

IV-2

Exhibit 1.1

EXHIBIT A

FORM OF LOCK-UP LETTER

[—], 2013

Deutsche Bank Securities Inc.

Morgan Stanley & Co. LLC

UBS Securities LLC

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o	Deutsche Bank Securities Inc.

60 Wall Street, 5th Floor

New York, New York 10005

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

UBS Securities LLC

299 Park Avenue

New York, New York 10171

and

Deutsche Securities, S.A. de C.V., Casa de Bolsa

Morgan Stanley México, Casa de Bolsa, S.A. de C.V.

UBS Casa de Bolsa, S.A. de C.V., UBS Grupo Financiero

Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander México

Evercore Casa de Bolsa, S.A. de C.V.

Ladies and Gentlemen:

The undersigned understands that (i) Deutsche Bank Securities Inc. (“Deutsche Bank”), Morgan Stanley & Co. LLC (“Morgan Stanley”) and UBS Securities LLC (“UBS”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Controladora Vuela Compañía de Aviación, S.A.B. de C.V. (the “Company”), a sociedad anónima bursátil de capital variable organized under the laws of the United Mexican States (“Mexico”), providing for the public offering (the “International Public Offering”) by the several International Underwriters to be named in the Underwriting Agreement (the “International Underwriters”), of the Company’s Series A common stock (the “Common Stock”) represented by Certificados de Participación Ordinarios (the “CPOs”, each representing a financial interest in one share of Common Stock), in the form of American Depositary Shares (the “ADSs” and, together with the Common Stock, the CPOs and the Company’s Series B common stock, the “Securities”) and (ii) Deutsche Securities, S.A. de C.V., Casa de Bolsa, Morgan Stanley México, Casa de Bolsa, S.A. de C.V., Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander México, UBS Casa de Bolsa, S.A. de C.V., UBS Grupo Financiero and Evercore Casa de Bolsa, S.A. de C.V. (the “Mexican Underwriters”) propose to enter into a Mexican Underwriting Agreement (the “Mexican Underwriting Agreement”) with the Company, providing for the public offering in Mexico (the “Mexican Public Offering” and together with the International Public Offering, the “Public Offering”) by the several Mexican Underwriters to be named in a Mexican Underwriting Agreement (the “Mexican Underwriting Agreement”) of the Company’s Common Stock.

To induce the International Underwriters and the Mexican Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Deutsche Bank, Morgan Stanley and UBS on behalf of the International Underwriters and the Mexican Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for any Securities, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or such other securities, in cash or otherwise or (3) file any registration statement with the Securities and Exchange Commission (the “Commission”) or the Mexican National Banking and Securities Commission (the “Comisión Nacional Bancaria y de Valores” or the “CNBV”) relating to the offering of any Securities or any securities convertible into or exercisable or exchangeable for any Securities. The foregoing sentence shall not apply to (a) transactions relating to Securities or other securities acquired in open market transactions after the completion of the Public Offering, (b) transfers of Securities (or any security convertible into any Securities) as a bona fide gift, or (c) distributions of Securities (or any security convertible into any Securities) to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities, provided that such plan does not provide for the transfer of Securities during the 180-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. In addition, the undersigned agrees that, without the prior written consent of Deutsche Bank, Morgan Stanley and UBS on behalf of the International Underwriters and the Mexican Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for any Securities. In addition, the undersigned hereby waives any and all notice requirements and right to compel registration under the Securities Act of 1933, as amended, of securities pursuant to any

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agreement, understanding, security or otherwise, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Securities (or any other securities so owned convertible into or exercisable or exchangeable for any Securities) except in compliance with the foregoing restrictions.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or Deutsche Bank, Morgan Stanley and UBS that the restrictions imposed by this agreement have expired.

If the undersigned is an officer or director of the Company, (1) Deutsche Bank, Morgan Stanley and UBS each agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of any Securities, Deutsche Bank, Morgan Stanley and UBS will notify the Company of the impending release or waiver, and (2) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Deutsche Bank, Morgan Stanley and UBS hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned understands that the Company, the International Underwriters and the Mexican Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

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The undersigned acknowledges that whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. The undersigned further acknowledges that any International Public Offering will only be made pursuant to the Underwriting Agreement and any Mexican Offering will only be made pursuant to the Mexican Underwriting Agreement, the terms of which are subject to negotiation between the Company and the selling stockholders and the International Underwriters and the Mexican Underwriters, as applicable.

Notwithstanding anything herein to the contrary, provisions of this letter shall be of no further force or effect if (1) prior to payment for and delivery of any CPOs in the form of ADSs in the Public Offering, the Company (A) withdraws the registration statement registering the shares of Common Stock and CPOs (the “Registration Statement”) or (B) deregisters all of the securities covered by the Registration Statement, (2) the Underwriting Agreement and the Mexican Underwriting Agreement are each executed but are terminated (other than with respect to those provisions of the Underwriting Agreement or the Mexican Underwriting Agreement which, by its terms, survive such termination) prior to payment for and delivery of any of the CPOs in the form of ADSs, or (3) the closing of the Public Offering has not occurred prior to December 31, 2013.

Very truly yours,

(Name)

(Address)

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